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                                                                    EXHIBIT 10.1

                            SECOND RENEWAL AGREEMENT


         This SECOND RENEWAL AGREEMENT, dated as of April 30, 1998 (this "Agreement"), is made by and between Greenwich Capital Financial Products, Inc. ("GCFP") and Cityscape Corp. ("Cityscape").

         Reference is made to the Master Loan and Security Agreement, dated as of January 1, 1997 (the "Loan Agreement"), by and between Cityscape, as Borrower, and GCFP, as Lender, whereby GCFP has agreed to make certain loans to Cityscape, which loans are secured by, among other things, certain mortgage loans, owned by Cityscape, as provided in the Loan Agreement and the other agreements entered into in connection with the execution of the Loan Agreement (collectively, the "Loan Facility"). As provided in the Loan Agreement, the term of the Loan Facility expired on December 31, 1997. Pursuant to the December 31, 1997 Extension Agreement (the "Extension Agreement") GCFP and Cityscape agreed to extend the term of the Loan Facility as modified by the Extension Agreement for the period commencing on January 1, 1998 and ending on March 31, 1998 (the "Extension Period"). Pursuant to the terms of the First Renewal Agreement, dated as of March 27, 1998, GCFP and Cityscape agreed to further extend the Extension Period to April 30, 1998. GCFP and Cityscape wish to further extend the Extension Period to May 31, 1998 and to further modify the Loan Facility as provided herein.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Loan Agreement, including by way of reference to any other documents or agreements.

         2. RENEWAL. Notwithstanding anything contained in Section 1 or in the notice provisions of Section 2.11 of the Loan Agreement, GCFP and Cityscape hereby agree, upon the terms and conditions set forth in the Loan Facility, the Extension Agreement and the First Renewal Agreement to extend the Extension Period from April 30, 1998, to May 31, 1998, which term may be extended for an additional period or periods in the sole discretion of GCFP upon the written request of Cityscape.

         3. AMENDMENT. The "Maximum Credit" available under the Loan Facility will be $150,000,000 minus the sum of the aggregate principal balance of loans which GCFP has purchased from Cityscape pursuant to one of the various Mortgage Loan Purchase Agreements executed between the parties and which (i) have not been sold to third parties; and/or (ii) for which servicing has not yet been transferred to a third party.
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         4. FURTHER ASSURANCES. The parties hereto hereby agree to execute and deliver such additional documents, instruments or agreements as may be reasonably necessary and appropriate to effectuate the purposes of this Agreement. In addition, the parties agree to negotiate in good faith with respect to proposed amendments to the Retained Yield Fund Agreement between the parties.

         5. CONFLICTS. Unless specifically amended or revised herein, all the terms and conditions of the Loan Agreement, the Loan Facility, the Extension Agreement and the First Renewal Agreement shall remain in full force and effect. In the event of a conflict of any provision hereof with any provision or definition set forth in the Loan Agreement or the Loan Facility, the Extension or the First Renewal Agreement, the provisions and definitions of this Second Renewal Agreement shall control.

         6. AMENDMENT. The provisions of this Second Renewal Agreement may only be amended, revised, modified or supplemented by a written agreement executed by the parties hereto.

         7. GOVERNING LAW. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

         IN WITNESS WHEREOF, GCFP and Cityscape have caused this Second Renewal Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.

                                             CITYSCAPE CORP.


                                             By:  /s/ Cheryl P. Carl
                                                  Name:  Cheryl P. Carl
                                                  Title:  SVP

                                             GREENWICH CAPITAL
                                             FINANCIAL PRODUCTS, INC.

                                             By: /s/ John Anderson
                                                 Name:  John Anderson
                                                 Title:   SVP